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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 24, 2007


                             SEMOTUS SOLUTIONS, INC.
             - - - - - - - - - - - - - - - - - - - - - - - - - - - -
             (Exact Name of Registrant as Specified in its Charter)


             NEVADA                       0-21069                36-3574355
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)


               718 University Ave., Suite 202 Los Gatos, CA 95032
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               (Address of Principal Executive Offices) (Zip Code)


                                 (408) 399-6120
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              (Registrant's Telephone Number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In this discussion, unless otherwise specified, all references to "we", "us" and "our" mean Semotus Solutions, Inc.

All dollar amounts refer to US dollars unless otherwise indicated.

We have entered into a Software License Agreement and Stock Issuance and Registration Rights Agreement on July 23, 2007 with Innofone.com Incorporated ("Innofone"), relating to a royalty free license of our HipLinkXS and Clickmarks software applications (the "Agreement"). The consideration for this software license consists of $3.75 million worth of Innofone's restricted common stock at a price we calculate as $0.19 per share, with demand and piggyback registration rights. Additionally, there is a post-closing purchase price adjustment on the Innofone stock, should the stock fall below $3.75 million in aggregate value. However, the price adjustment is effective only upon Innofone moving forward with certain future transactions with us, as outlined below. Furthermore, Innofone has a right to buy back its common stock in cash for $3,750,000, for a period of one year, should the future transactions not be completed.

We have granted Innofone an option to buy certain assets, including the Hiplinkxs and Clickmarks software application products, the complete terms and conditions of which have not yet been fully defined or agreed upon ("Asset Sale"). At a minimum, this Asset Sale would require a payment by Innofone of $250,000 and a convertible note due from Innofone in favor of us for $500,000. Additionally, Innofone must have at least $1,000,000 in operating cash prior to the close of the sale. Such a transaction would also require approval by each Company's Boards of Directors, the American Stock Exchange and Semotus shareholders. Innofone has 90 days to complete the asset purchase.

If the Asset Sale transaction is effectuated, Innofone will then have a right of first refusal to merge with us, the complete terms and conditions of which have not yet been fully defined or agreed upon. This right of first refusal will last for a period of 90 days. To effect such a merger, Innofone must have a net shareholder value of at least $4,000,000 and operating cash of at least $2,000,000 in order to qualify. In addition, the merger must be approved by the Board of Directors of both companies, the American Stock Exchange and our shareholders.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibits 2.1 and 2.2, incorporated herein by reference.

On July 24, 2007, we issued a press release with respect to this License Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

    Not applicable.


    (b) Pro Forma Financial Information


    Not applicable.

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(c) Exhibits. The following exhibits are filed with this report:


Exhibit Number         Description
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     2.1               Software License Agreement by and among Semotus
                       Solutions, Inc. and Innofone.com Incorporated dated July
                       23, 2007.
     2.2               Stock Issuance and Registration Rights Agreement by and
                       among Semotus Solutions, Inc. and Innofone.com
                       Incorporated dated July 23, 2007.
     99.1              Press Release of Semotus Solutions, Inc. issued on July
                       24, 2007.






















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                SEMOTUS SOLUTIONS, INC.

         Date: July 26, 2007                    By: /s/ Anthony N. LaPine
                                                Anthony N. LaPine,
                                                Chief Executive Officer